Exhibit 10.30

STATE OF MINNESOTA
MINNESOTA POLLUTION CONTROL AGENCY

IN THE MATTER OF:	American Crystal Sugar Company	STIPULATION AGREEMENT

Part 1.                                                           PARTIES.  This Stipulation Agreement (“Agreement”) applies to and is binding upon the following parties:

a.                                       American Crystal Sugar Company, (“Regulated Party”); and

b.                                      The Minnesota Pollution Control Agency (“MPCA”).

Unless specified otherwise in this Agreement, where this Agreement identifies actions to be taken by the MPCA, the Commissioner or the Commissioner’s designees shall act on the MPCA’s behalf.

Part 2.                                                           PURPOSE AND SCOPE OF STIPULATION AGREEMENT. The purpose of this Agreement is to resolve the alleged violations set out in Part 7 of this Agreement by specifying actions the Regulated Party agrees to undertake. By entering into this Agreement, the Regulated Party is settling a disputed matter between itself and the MPCA and does not admit that the alleged violations set out in Part 7 of this Agreement occurred. The Regulated Party agrees, however, that the MPCA may rely upon the alleged violations set out in Part 7 as provided in Part 12 of this Agreement. Except for the purposes of implementing and enforcing this Agreement, nothing in this Agreement constitutes an admission by either Party, or creates rights, substantive or procedural, that can be asserted or enforced with respect to any claim of or legal action brought by a person who is not a party to this Agreement.

Part 3.                                                           AUTHORITY. This Agreement is entered under the authority vested in the MPCA by Minnesota Statutes Chapters 115 and 116.

Part 4.                                                           DEFINITIONS. Unless otherwise explicitly stated, the definitions in Minnesota Statutes Chapters 115, 115B, 115C, 116, 116B and in Minnesota Rules Chapters 7000 to 7150 apply, as appropriate, to the terms used in this Agreement.

Part 5.                                                           BACKGROUND. The following is the background of this Agreement:

a.                                       The Regulated Party operates three sugar beet processing factories located in Crookston, Polk County, Minnesota; East Grand Forks, Polk County, Minnesota; and Moorhead, Clay County, Minnesota hereafter as “Crookston”, “East Grand Forks” and “Moorhead”.

CROOKSTON

b.                                      Minn. R. 7009.0080, establishes the state ambient air quality standard for Hydrogen Sulfide (H2S). The state ambient air quality standard for H2S is 0.05 parts per million (ppm) as a half hour average not to be exceeded more than twice per year and 0.03 ppm as a half hour average not to be exceeded more than twice in any five consecutive days.

c.                                       Air Emission Permit No. 11900001-023, Part 6.6, requires the Crookston facility to demonstrate compliance with the H2S standard by establishing an H2S monitoring network to measure the ambient concentration of H2S coming from the facility.

d.                                      The Regulated Party collected H2S data from May 27, 1999, through September 30, 1999. The following tables summarize the readings above the standard documented during the monitoring period:

1999 CROOKSTON READINGS ABOVE 0.03 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
5/27/99-5/31/99	26	37 ppb
6/2/99-6/6/99	61	39 ppb
6/7/99-6/11/99	35	42 ppb
6/19/99-6/23/99	30	34 ppb
6/25/99-6/29/99	24	39 ppb
7/3/99-7/7/99	36	40 ppb
7/8/99-7/12/99	15	38 ppb
7/13/99-7/17/99	30	39 ppb
7/18/99-7/22/99	9	37 ppb
8/25/99-8/29/99	1	42 ppb
9/2/99-9/6/99	1	50 ppb
9/7/99-9/11/99	14	42 ppb
9/11/99-9/15/99	11	41 ppb
9/15/99-9/19/99	6	38 ppb
9/20/99-9/24/99	16	36 ppb

1999 CROOKSTON READINGS ABOVE 0.05 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
5/30/99	6	60 ppb
6/3/99-6/6/99	14	60 ppb
6/8/99-6/9/99	12	69 ppb
6/10/99-6/11/99	3	72 ppb
6/25/99-6/26/99	4	56 ppb
7/3/99-7/7/99	11	64 ppb
7/8/99-7/9/99	8	63 ppb
7/12/99	6	59 ppb
7/14/99-7/15/99	11	63 ppb
9/4/99	1	51 ppb
9/10/99-9/14/99	34	73 ppb
9/15/99-9/16/99	25	71 ppb
9/17/99	27	83 ppb
9/20/99-9/21/99	3	56 ppb

e.                                       The Regulated Party collected H2S data from April 2000, through October 2000. The following tables summarize the readings above the standard documented during the monitoring period:

2000 CROOKSTON READINGS ABOVE 0.03 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
4/1/00 – 4/6/00	17	48.3
4/20/00 – 4/25/00	67	37.8
4/26/00 – 5/1/00	43	43.7
5/4/00 – 5/9/00	3	44
5/12/00 – 5/17/00	10	40.6
5/20/00 – 5/25/00	22	49.4
5/29/00 – 6/3/00	4	42.6
6/4/00 – 6/9/00	3	50
6/12/00 – 6/17/00	22	49.5
6/17/00 – 6/22/00	86	50
6/22/00 – 6/27/00	33	49.4
6/28/00 – 7/3/00	52	50
7/8/00 – 7/13/00	36	48.3
7/13/00 – 7/18/00	32	48.5
7/20/00 – 7/25/00	3	50
7/26/00 – 7/31/00	5	50
7/31/00 – 8/5/00	6	39.6
8/5/00 – 8/13/00	45	38.4
8/13/00 – 8/18/00	50	39.1
8/18/00 – 8/23/00	25	38
8/24/00 – 8/29/00	1	34
9/6/00 – 9/11/00	2	33.5
9/15/00 – 9/20/00	1	31
10/18/00 – 10/23/00	1	37

2000 CROOKSTON READINGS ABOVE 0.05 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
8/6/00 – 8/7/00	2	88.5
8/8/00 – 8/9/00	4	88.2
8/10/00 – 8/12/00	24	75.7
8/13/00 – 8/15/00	17	77.8
8/17/00 – 8/18/00	6	57.8
8/19/00 – 8/22/00	14	81.8
8/24/00 – 8/25/00	3	90
8/27/00 – 8/28/00	10	90
8/29/00 – 8/30/00	6	90
9/1/00	6	90
9/4/00	1	90
9/7/00 – 9/9/00	6	90
9/10/00	5	90
9/13/00	2	90
9/15/00	1	90
9/16/00 – 9/18/00	23	90
9/28/00 – 9/30/00	17	90
10/10/00 – 10/13/00	20	88.3
10/18/00 – 10/19/00	14	90
10/23/00 – 10/26/00	16	90

f.                                         The Regulated Party collected H2S data from April 2001, through October 2001. The following tables summarize the readings above the standard documented during the monitoring period:

2001 CROOKSTON READINGS ABOVE THE 0.03 PPM STANDARD

DATES	# of Readings Above 0.03 Standard	AVERAGE
4/6/01 – 4/11/01	17	39.6
4/12/01 – 4/17/01	9	41.3
4/18/01 – 4/23/01	2	34.5
4/23/01 – 4/28/01	25	43.2
4/29/01 – 5/4/01	24	42
5/4/01 –5/9/01	40	39.1
5/9/01 – 5/14/01	52	37.7
5/15/01 – 5/20/01	36	37.9
5/20/01 – 5/25/01	41	39.9
5/27/01 – 6/1/01	54	40
6/2/01 – 6/7/01	85	40.1
6/7/01 – 6/12/01	29	37.5
6/13/01 – 6/18/01	48	40.3
6/21/01 – 6/26/01	16	37.3
6/28/01 – 7/3/01	1	31
7/18/01 – 7/23/01	1	42
7/26/01 – 7/31/01	10	39.9
8/3/01 – 8/8/01	40	38.5
8/8/01 – 8/13/01	2	36.5
8/22/01 – 8/27/01	14	41.8
8/29/01 – 9/3/01	6	37.6
9/4/01 – 9/9/01	7	43
9/15/01 – 9/20/01	9	41.3
9/20/01 – 9/25/01	7	32.8
9/25/01 – 9/30/01	37	37.2
10/1/01 – 10/6/01	11	37.4
10/31/01	2	31

2001 CROOKSTON READINGS ABOVE THE 0.05 PPM STANDARD

DATES	# of Readings Above 0.05 Standard	AVERAGE
4/7/01	5	80.2
4/9/01	1	54
4/23/01 – 5/1/01	225	86.1
5/3/01 – 5/10/01	202	86.4
5/11/01 – 5/16/01	172	88.7
5/18/01 – 5/22/01	55	75.6
5/27/01 – 6/1/01	71	66.5
6/4/01 – 6/18/01	283	78.6
6/20/01 – 6/21/01	5	75
6/25/01 – 6/26/01	11	77.7
7/21/01 – 7/22/01	9	90
8/3/01 – 8/5/01	22	63.8
8/7/01 – 8/8/01	11	86.5
8/23/01 – 8/24/01	24	77.5
8/26/01	3	86.6
8/29/01	6	76.2
9/1/01	14	88.3
9/4/01 – 9/5/01	5	64.6
9/17/01	1	54
9/19/01 – 9/20/01	9	64.2
9/25/01 – 9/27/01	8	81.4
9/29/01	9	53.2
10/8/01	2	90
10/21/01	1	90

g.                                      The Regulated Party referenced the MPCA’s Ambient Air Monitoring Procedures entitled Exhibit M in the H2S Monitoring Plan that it submitted for MPCA approval.  The MPCA approved the Regulated Party’s H2S Monitoring Plan with the reference to Exhibit M.  Exhibit M, Part 6, Item (C), states that the requirement for data recovery is 75 percent of all data possible from each sampling quarter.

h.                                      Crookston’s H2S Monitoring Summary for the period of May 27, 1999, through September 30, 1999, reported that Monitor C1 collected a total of 4,119 out of 6,336 possible values (or 65 percent) and Monitor C3 collected a total of 3,942 out of 6,336 possible values (or 62 percent).  Monitors C1 and C3 failed to meet the minimum data recovery requirement.

MOORHEAD

i.                                          On May 13, 1999, the MPCA amended Air Emission Permit No. 0270000-1-015, which it had issued to the Regulated Party for the Moorhead facility.

j.                                          As amended, Air Emission Permit No. 0270000-1-015, Table A (pages A-2 to A-3) requires the Moorhead facility to demonstrate compliance with the H2S standard by establishing an H2S monitoring network to measure the ambient concentration of H2S coming from the facility.

k.                                       The Regulated Party collected H2S data from May 27, 1999, through September 30, 1999.  The following tables summarize the readings above the standard documented during the monitoring period:

1999 MOORHEAD READINGS ABOVE 0.03 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
5/28/99-6/1/99	7	32 ppb
6/1/99-6/5/99	10	36 ppb
6/6/99-6/10/99	20	37 ppb
6/25/99-6/29/99	1	39 ppb
7/5/99-7/9/99	4	37 ppb
7/10/99-7/14/99	1	32 ppb
9/9/99-9/13/99	9	36 ppb
9/14/99-9/18/99	11	40 ppb

1999 MOORHEAD READINGS ABOVE 0.05 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
5/31/99	1	90 ppb
6/6/99	8	78 ppb
6/7/99-6/9/99	4	61 ppb
9/12/99	14	90 ppb
9/15/99	2	61 ppb
9/18/99-9/20/99	37	89 ppb

l.                                          The Regulated Party collected H2S data from April 2000, through October 2000.  The following tables summarize the readings above the standard documented during the monitoring period:

2000 MOORHEAD READINGS ABOVE 0.03 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
5/10/00 – 5/15/00	51	43.8
5/17/00 – 5/22/00	32	49.5
5/22/00 – 5/27/00	25	47.6
5/30/00 – 6/4/00	9	42
6/10/00 – 6/15/00	29	49.3
6/18/00 – 6/23/00	64	49.3
6/27/00 – 7/2/00	82	48.8
7/2/00 – 7/7/00	138	49.9
7/9/00 – 7/14/00	40	50
7/20/00 – 7/25/00	26	50
8/12/00 – 8/17/00	7	48
8/22/00 – 8/27/00	6	34.8
9/7/00 – 9/12/00	3	36.3
9/12/00 – 9/17/00	5	40
9/24/00 – 9/29/00	8	33
10/16/00 – 10/21/00	5	37.8
10/21/00 – 10/26/00	2	38.5

2000 MOORHEAD READINGS ABOVE 0.05 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
8/23/00 – 8/26/00	35	90
9/4/00 – 9/21/00	261	88.9
9/24/00	1	51
9/27/00 – 10/2/00	190	90
10/5/00	2	90
10/10/00 – 10/11/00	15	90
10/12/00	2	90
10/17/00 – 1023/00	56	87.7

m.                                    The Regulated Party collected H2S data from April 2001, through October 2001.  The following tables summarize the readings above the standard documented during the monitoring period:

2001 MOORHEAD READINGS ABOVE 0.03 PPM STANDARD

DATES	# of Readings Above 0.03 Standard	AVERAGE
4/30/01 – 5/5/01	16	39.8
5/8/01 – 5/13/01	2	33
5/30/01 – 6/4/01	7	34
6/4/01 – 6/9/01	22	39
6/27/01 – 7/2/01	2	46
9/14/01 9/19/01	42	38.5
9/20/01 – 9/25/01	17	36.8
9/25/01 – 9/30/01	1	33
10/6/01 – 10/11/01	10	37.8

2001 MOORHEAD READINGS ABOVE 0.05 PPM STANDARD

DATES	# of Readings Above 0.05 Standard	AVERAGE
5/5/01	10	71.1
6/4/01	2	52
9/1/01 – 9/7/01	180	89.9
9/9/01 – 9/10/01	31	90
9/11/01 – 9/23/01	227	86.3
9/24/01	2	90
9/25/01 – 9/30/01	61	89.7
10/2/01	8	86.3
10/9/01 – 10/10/01	8	90
10/11/01	7	90
10/17/01	3	80

n.                                      The Regulated Party referenced the MPCA’s Ambient Air Monitoring Procedures entitled Exhibit M in the H2S Monitoring Plan that it submitted for MPCA approval.  The MPCA approved the Regulated Party’s H2S Monitoring Plan with the reference to Exhibit M.  Exhibit M,

Part 6, Item (C), states that the requirement for data recovery is 75 percent of all data possible from each sampling quarter.

o.                                      Moorhead’s H2S Monitoring Summary for the period of May 27, 1999, through September 30, 1999, reported that Monitor C1 collected a total of 3,224 out of 6,336 possible values (or 51 percent); Monitor C2 collected a total of 4,335 out of 6,336 possible values (or 68 percent); and Monitor C3 collected a total of 2,652 out of 6,336 possible values (or 42 percent).  Monitors C1, C2 and C3 failed to meet the minimum data recovery requirement.

p.                                      On September 30, 1999, the Regulated Party performed compliance testing on the Lime Kiln at the Moorhead facility.

q.                                      On October 14, 1999, the MPCA received the September 30, 1999, compliance test report.  The test report demonstrates that Moorhead’s Lime Kiln failed to demonstrate compliance with the PM emission limit of 5.0 lb/hr during normal operation and failed to demonstrate compliance with the PM10 limit of 5.0 lb/hr during normal operation.  The test demonstrated that Moorhead’s Lime Kiln had PM emissions of 9.6 lb/hr (or 92 percent over) and had PM10 emissions of 9.9 lb/hr (or 98 percent over).  Additionally, the test report demonstrated that Moorhead’s Lime Kiln had failed to demonstrate compliance with the PM grain loading limit of 0.3 grains per dry standard cubic foot (gr/dscf) during normal operation.  The test demonstrated that Moorhead’s Lime Kiln had a grain loading of 0.53 gr/dscf (or 76 percent over).

EAST GRAND FORKS

r.                                         On June 2, 2000, the MPCA issued Title V Air Emission Permit No. 11900002-001 to the Regulated Party for the East Grand Forks facility.

s.                                       Air Emission Permit No. 11900002-001, Table A (pages A-2 to A-3), requires the East Grand Forks facility to demonstrate compliance with the H2S standard by establishing an H2S monitoring network to measure the ambient concentration of H2S coming from the facility.

t.                                         The Regulated Party collected H2S data from June 12, 2000, through October 31, 2000.  The following tables summarize the readings above the standard documented during the monitoring period:

2000 E. GRAND FORKS READINGS ABOVE 0.03 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
4/24/00 – 4/29/00	168	50
4/29/00 – 5/4/00	38	43.2
5/15/00 – 5/20/00	1	40.5
5/26/00 – 5/31/00	34	42.5
6/3/00 – 6/8/00	18	42.6
6/13/00 – 6/18/00	2	40.5
6/19/00 – 6/24/00	29	45.3
6/24/00 – 6/29/00	8	41.2
6/29/00 – 7/4/00	57	46.2
7/4/00 – 7/9/00	56	45.7
7/9/00 – 7/14/00	31	47.9
7/15/00 – 7/20/00	61	44.9
7/29/00 – 8/3/00	24	40.3
8/3/00 – 8/8/00	5	41
8/10/00 – 8/15/00	9	35.4
8/16/00 – 8/21/00	25	38.8
8/21/00 – 8/26/00	14	35.9
8/26/00 – 8/31/00	6	41.3
9/2/00 – 9/7/00	1	44
9/7/00 – 9/12/00	18	41.3
9/12/00 – 9/17/00	6	36.8
9/19/00 – 9/24/00	8	44.2
9/25/00 – 9/30/00	32	38.8
9/30/00 – 10/5/00	1	46
10/16/00 – 10/21/00	3	34
10/22/00 – 10/27/00	18	39.4
10/29/00 – 10/31/00	57	39.5

2000 E. GRAND FORKS READINGS ABOVE 0.05 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
8/10/00	1	51
8/14/00	3	90
8/16/00 – 8/17/00	12	78
8/19/00 – 8/21/00	13	60.4
8/22/00 – 8/30/00	300	87.5
8/31/00 – 9/13/00	308	87.4
9/15/00 – 9/19/00	121	89.2
9/21/00	29	88.8
9/23/00 – 9/25/00	38	78.4
9/27/00 – 9/29/00	20	63.5
9/30/00 – 10/1/00	21	74.8
10/23/00	1	90
10/25/00	6	78
10/29/00	2	66
10/30/00 – 10/31/00	19	70.6

u.                                      The Regulated Party collected H2S data from April 2001, through October 2001.  The following tables summarize the readings above the standard documented during the monitoring period:

2001 E. GRAND FORKS READINGS ABOVE 0.03 PPM STANDARD

DATES	# of Readings Above 0.03 Standard	AVERAGE
4/24/01 – 4/29/01	34	38.3
4/30/01 – 5/5/01	20	39.3
5/6/01 – 5/11/01	7	39
5/11/01 – 5/16/01	24	37.7
5/16/01 – 5/21/01	32	40.6
5/26/01 – 5/31/01	17	37
5/31/01 – 6/5/01	11	43.4
6/6/01 – 6/11/01	45	39.5
6/11/01 – 6/16/01	21	40.8
6/17/01 – 6/22/01	20	38.6
6/22/01 – 6/27/01	48	41.6
6/27/01 – 7/2/01	31	39.3
7/3/01 – 7/8/01	14	38.3
7/8/01 – 7/13/01	3	45.3
7/14/01 – 7/19/01	26	36.7
7/19/01 – 7/24/01	1	35
7/26/01 – 7/31/01	10	37.7
8/7/01 – 8/12/01	21	41.9
8/13/01 – 8/18/01	16	38.9
8/25/01 – 8/30/01	20	35.9
8/31/01 – 9/5/01	42	37.4
9/5/01 – 9/10/01	12	34.1
9/10/01 – 9/15/01	7	38.6
9/15/01 – 9/20/01	15	40.6
9/20/01 – 9/25/01	5	38.8
9/26/01 – 10/1/01	36	42.7
10/3/01 – 10/8/01	28	41.2
10/8/01 – 10/13/01	9	35.3

2001 E. GRAND FORKS READINGS ABOVE 0.05 PPM STANDARD

DATES	# of Readings Above 0.05 Standard	AVERAGE
4/27/01 – 4/28/01	31	74.3
4/30/01 – 5/2/01	50	83.4
5/4/01 – 5/9/01	209	89.3
5/11/01 – 5/21/01	229	83.1
5/27/01	3	66.6
5/30/01 – 5/31/01	45	74.7
6/3/01 – 6/12/01	144	74.3
6/15/01 – 6/20/01	44	73
6/21/01 – 6/26/01	98	75.8
6/28/01 – 6/29/01	12	72.8
7/2/01	2	70
7/3/01	2	60
7/14/01	3	80.3
7/16/01	1	90
7/17/01	7	74
7/22/01	1	90
7/26/01	6	62.8
8/7/01 – 8/8/01	5	57.4
8/10/01	3	51.6
9/1/01	18	85.8
9/3/01 – 9/5/01	30	67.8
9/10/01 – 9/11/01	26	87.8
9/14/01 – 9/17/01	103	86.7
9/18/01 – 9/22/01	138	89.8
9/24/01 – 9/29/01	193	79.8
9/30/01 – 10/1/01	9	55
10/3/01	3	71.3
10/6/01 – 10/7/01	3	54.6

v.                                      Air Emission Permit No. 11900002-001 (EGF Permit) requires the Permittee to conduct a visible emissions check on the stacks associated with the following emission units: 1)Remelt Conveyor Dust Control System (EU026); 2)Pulp Pellet Loadout (EU007); 3)Weibull Bin #1 Dust Control System (EU020); 4)Wiebull Bin #2 Dust Control System (EU021); 5)Conveying Dust System (EU022); 6)8A Tower Central Vacuum (EU023); 7)Weibull Bin #3 Dust Control System (EU024); 8)Weibull Bin #3 Central Vacuum (EU025); 9)Sugar Bagger Dust Control System (EU028); and 10)Screening Tower Dust Control System (EU030).  The

EFG Permit also requires the Permittee to record the time and date of the visible emissions check.

w.                                    On January 31, 2001, the MPCA received East Grand Forks’ fourth quarter 2000 Excess Emission Report (EER) and Deviation Report Form (DRF).

x.                                        The 4th quarter EER/DRF demonstrated that visible emission checks were missed throughout the quarter.  The following table summarizes the missed visible emission checks as reported:

Emission Unit	PCE	Parameter	Total Readings	Missed Readings	% Missed Readings
Remelt Conveyor Dust Control System	Baghouse	Visible	78	60	43%
Pulp Pellet Loadout	Baghouse	Visible	122	31	20%
Weibull Bin #1 Dust Control System	Baghouse	Visible	138	22	14%
Weibull Bin#2 Dust Control System	Baghouse	Visible	138	22	14%
Conveying Dust System	Baghouse	Visible	138	22	14%
8A Screening Tower Central Vacuum	Baghouse	Visible	138	22	14%
Weibull Bin #3 Dust Control System	Baghouse	Visible	138	22	14%
Weibull Bin #3 Central Vacuum	Baghouse	Visible	138	22	14%
Sugar Bagger Dust Control System	Baghouse	Visible	138	22	14%
Screening Tower Dust Control System	Baghouse	Visible	138	22	14%

Part 6.                                                           REGULATED PARTY STATEMENT.  The Regulated Party for its statement, says as follows:

a.                                       Alleged Ambient Air Violations.  The Regulated Party disputes both the number and degree of alleged ambient air violations for several reasons, including the following:

1.)                                   The Regulated Party’s hydrogen sulfide monitors were positioned, during the relevant time periods, to measure emissions from its wastewater ponds as part of a risk analysis required by its air permits; the monitors were not intended to measure hydrogen sulfide concentrations in the ambient air, nor were they positioned to do so;

2.)                                   Though the SPM monitors used by the Regulated Party have been approved by the MPCA as one of two authorized methods for measuring hydrogen sulfide, various types of hydride tape used in the SPM monitors during relevant time periods proved very sensitive to distortion by temperature and humidity; in addition, the SPM monitors do not work well in low temperatures, and the SPM monitors also exhibit a tendency to record both extended periods of 90 ppb readings and abrupt jumps or drops in measured concentrations, neither of which appear related to actual hydrogen sulfide levels;

3.)                                   The monitor data was not corrected for wind direction.

As a result of these potential problems with the monitor data, ACS believes that most of the ambient air violations alleged by the MPCA concern hydrogen sulfide concentrations that were: 1) not representative of actual ambient air concentrations; 2) derived from corrective mathematical calculations rather than accurate measurements; 3) based on erroneous measurements; and/or 4) caused entirely by offsite sources.

Though it disputes the accuracy of the monitor data as a measure of hydrogen sulfide concentrations in the ambient air, the Regulated Party has nevertheless spent a great deal of money to control its hydrogen sulfide emissions.  Since it installed its monitoring networks in 1999 and began collecting hydrogen sulfide data, the Regulated Party has spent approximately $13.37 million to control its hydrogen sulfide emissions, including approximately $1.26 million to control emissions from the Crookston facility’s wastewater ponds, approximately $ 2.89 million to control emissions from the Moorhead facility’s wastewater ponds, and approximately $9.22 million to control emissions from the East Grand Forks facility’s wastewater ponds.  In addition, the Regulated Party spent at least $8 million on odor control projects before its hydrogen sulfide monitoring networks were installed in 1999.  Prior to 1999, when no hydrogen sulfide emission data was available, the focus of both the Regulated Party and the MPCA was on controlling odors from the wastewater ponds.

b.                                      Alleged Violations of Exhibit M Requirements.  During the summer of 1999 — the first few months of operation of the Regulated Party’s completely new hydrogen sulfide monitoring network — a primary cause of the network’s downtime was the type of data logger used.  The Regulated Party replaced the original data loggers with an alternate type in time for the 2000 monitoring season, and, as a result, the uptime of the Crookston network improved to 99% during the 2000 season and the uptime of the Moorhead network improved to 85% during the 2000 season.  To further improve its performance, the Regulated Party began purchasing extra monitors in 2000, so that ultimately each of its facilities would have redundant monitoring capacity in case any one monitor failed.  The Regulated Party’s hydrogen sulfide plan states that “[t]he plan conforms with the requirements of . . . the MPCA’s Exhibit M — Ambient Air Monitoring Procedures for Determination of Compliance,” but the plan does not include any specific provision defining the uptime requirement for the monitoring network.

c.                                       Alleged Particulate Matter Violations.  With regard to the September 30, 1999 compliance test at the Moorhead facility, the Regulated Party determined that during the performance test, there was inadequate airflow through the cyclone.  As a result, the Regulated Party increased the airflow, and in a subsequent performance test of the lime kiln conducted on December 23, 1999, the equipment demonstrated compliance with all applicable particulate matter standards.

d.                                      Alleged Opacity Violations.  Following the cited lapse in visible emission readings at its East Grand Forks facility during the fourth quarter of 2000, the Regulated Party made certain personnel changes to ensure that such lapses would not occur again, and they have not occurred again.

Part 7.                                                           ALLEGED VIOLATIONS.  The MPCA alleges that the Regulated Party has violated the following requirements of statute, rule and/or permit condition:

Crookston

1)             7009.0080 STATE AMBIENT AIR QUALITY STANDARDS.

The following table contains the state ambient air quality standards.

Pollutant/ Air Contaminant	Primary Standard	Secondary Standard	Remarks

Hydrogen Sulfide	0.05 ppm by volume (70.0 micrograms per cubic meter)		1/2 hour average not to be exceeded over 2 times per year

	0.03 ppm by volume (42.0 micrograms per cubic meter)		1/2 hour average not to be exceeded over 2 times in any 5 consecutive days

The Regulated Party collected hydrogen sulfide (H2S) data, at Crookston, from May 27, 1999, through September 30, 1999.  The following tables summarize the readings above the standard documented during the monitoring period.

1999 CROOKSTON READINGS ABOVE 0.03 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
5/27/99-5/31/99	26	37 ppb
6/2/99-6/6/99	61	39 ppb
6/7/99-6/11/99	35	42 ppb
6/19/99-6/23/99	30	34 ppb
6/25/99-6/29/99	24	39 ppb
7/3/99-7/7/99	36	40 ppb
7/8/99-7/12/99	15	38 ppb
7/13/99-7/17/99	30	39 ppb
7/18/99-7/22/99	9	37 ppb
8/25/99-8/29/99	1	42 ppb
9/2/99-9/6/99	1	50 ppb
9/7/99-9/11/99	14	42 ppb
9/11/99-9/15/99	11	41 ppb
9/15/99-9/19/99	6	38 ppb
9/20/99-9/24/99	16	36 ppb

1999 CROOKSTON READINGS ABOVE 0.05 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
5/30/99	6	60 ppb
6/3/99-6/6/99	14	60 ppb
6/8/99-6/9/99	12	69 ppb
6/10/99-6/11/99	3	72 ppb
6/25/99-6/26/99	4	56 ppb
7/3/99-7/7/99	11	64 ppb
7/8/99-7/9/99	8	63 ppb
7/12/99	6	59 ppb
7/14/99-7/15/99	11	63 ppb
9/4/99	1	51 ppb
9/10/99-9/14/99	34	73 ppb
9/15/99-9/16/99	25	71 ppb
9/17/99	27	83 ppb
9/20/99-9/21/99	3	56 ppb

The Regulated Party collected H2S data from April 2000, through October 2000.  The following tables summarize the readings above the standard documented during the monitoring period:

2000 CROOKSTON READINGS ABOVE 0.03 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
4/1/00 – 4/6/00	17	48.3
4/20/00 – 4/25/00	67	37.8
4/26/00 – 5/1/00	43	43.7
5/4/00 – 5/9/00	3	44
5/12/00 – 5/17/00	10	40.6
5/20/00 – 5/25/00	22	49.4
5/29/00 – 6/3/00	4	42.6
6/4/00 – 6/9/00	3	50
6/12/00 – 6/17/00	22	49.5
6/17/00 – 6/22/00	86	50
6/22/00 – 6/27/00	33	49.4
6/28/00 – 7/3/00	52	50
7/8/00 – 7/13/00	36	48.3
7/13/00 – 7/18/00	32	48.5
7/20/00 – 7/25/00	3	50
7/26/00 – 7/31/00	5	50
7/31/00 – 8/5/00	6	39.6
8/5/00 – 8/13/00	45	38.4
8/13/00 – 8/18/00	50	39.1
8/18/00 – 8/23/00	25	38
8/24/00 – 8/29/00	1	34
9/6/00 – 9/11/00	2	33.5
9/15/00 – 9/20/00	1	31
10/18/00 – 10/23/00	1	37

2000 CROOKSTON READINGS ABOVE 0.05 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
8/6/00 – 8/7/00	2	88.5
8/8/00 – 8/9/00	4	88.2
8/10/00 – 8/12/00	24	75.7
8/13/00 – 8/15/00	17	77.8
8/17/00 – 8/18/00	6	57.8
8/19/00 – 8/22/00	14	81.8
8/24/00 – 8/25/00	3	90
8/27/00 – 8/28/00	10	90
8/29/00 – 8/30/00	6	90
9/1/00	6	90
9/4/00	1	90
9/7/00 – 9/9/00	6	90
9/10/00	5	90
9/13/00	2	90
9/15/00	1	90
9/16/00 – 9/18/00	23	90
9/28/00 – 9/30/00	17	90
10/10/00 – 10/13/00	20	88.3
10/18/00 – 10/19/00	14	90
10/23/00 – 10/26/00	16	90

The Regulated Party collected H2S data from April 2001, through October 2001.  The following tables summarize the readings above the standard documented during the monitoring period:

2001 CROOKSTON READINGS ABOVE THE 0.03 PPM STANDARD

DATES	# of Readings Above 0.03 Standard	AVERAGE
4/6/01 – 4/11/01	17	39.6
4/12/01 – 4/17/01	9	41.3
4/18/01 – 4/23/01	2	34.5
4/23/01 – 4/28/01	25	43.2
4/29/01 – 5/4/01	24	42
5/4/01 – 5/9/01	40	39.1
5/9/01 – 5/14/01	52	37.7
5/15/01 – 5/20/01	36	37.9
5/20/01 – 5/25/01	41	39.9
5/27/01 – 6/1/01	54	40
6/2/01 – 6/7/01	85	40.1
6/7/01 – 6/12/01	29	37.5
6/13/01 – 6/18/01	48	40.3
6/21/01 – 6/26/01	16	37.3
6/28/01 – 7/3/01	1	31
7/18/01 – 7/23/01	1	42
7/26/01 – 7/31/01	10	39.9
8/3/01 – 8/8/01	40	38.5
8/8/01 – 8/13/01	2	36.5
8/22/01 – 8/27/01	14	41.8
8/29/01 – 9/3/01	6	37.6
9/4/01 – 9/9/01	7	43
9/15/01 – 9/20/01	9	41.3
9/20/01 – 9/25/01	7	32.8
9/25/01 – 9/30/01	37	37.2
10/1/01 – 10/6/01	11	37.4
10/31/01	2	31

2001 CROOKSTON READINGS ABOVE THE 0.05 PPM STANDARD

DATES	# of Readings Above 0.05 Standard	AVERAGE
4/7/01	5	80.2
4/9/01	1	54
4/23/01 – 5/1/01	225	86.1
5/3/01 – 5/10/01	202	86.4
5/11/01 – 5/16/01	172	88.7
5/18/01 – 5/22/01	55	75.6
5/27/01 – 6/1/01	71	66.5
6/4/01 – 6/18/01	283	78.6
6/20/01 – 6/21/01	5	75
6/25/01 – 6/26/01	11	77.7
7/21/01 – 7/22/01	9	90
8/3/01 – 8/5/01	22	63.8
8/7/01 – 8/8/01	11	86.5
8/23/01 – 8/24/01	24	77.5
8/26/01	3	86.6
8/29/01	6	76.2
9/1/01	14	88.3
9/4/01 – 9/5/01	5	64.6
9/17/01	1	54
9/19/01 – 9/20/01	9	64.2
9/25/01 – 9/27/01	8	81.4
9/29/01	9	53.2
10/8/01	2	90
10/21/01	1	90

During the period of May 27, 1999, through September 30, 1999, Crookston recorded exceedence events which demonstrated three hundred and fifteen(315) exceedances of the 0.03 ppm standard contained in Minn. R. 7009.0080.

During the period of May 27, 1999, through September 30, 1999, Crookston recorded exceedence events which demonstrated one hundred and sixty-five(165) exceedances of the 0.05 ppm standard contained in Minn. R. 7009.0080.

During the period of April 2000 through October 2000, Crookston recorded exceedence events which demonstrated five hundred and sixty-nine (569) exceedances of the 0.03 ppm standard contained in Minn. R. 7009.0080.

During the period of April 2000 through October 2000, Crookston recorded exceedence events which demonstrated one hundred and ninety-seven (197) exceedances of the 0.05 ppm standard contained in Minn. R. 7009.0080.

During the period of April 2001 through October 2001, Crookston recorded exceedence events which demonstrated six hundred and twenty-five (625) exceedances of the 0.03 ppm standard contained in Minn. R. 7009.0080.

During the period of April 2001 through October 2001, Crookston recorded exceedence events which demonstrated one thousand one hundred and fifty-four (1,154) exceedances of the 0.05 ppm standard contained in Minn. R. 7009.0080.

2)             Exhibit M - Ambient Air Monitoring Procedures for Determination of Compliance.

...

Part 6.  Data Submittal

...

C)            Data Validation

The requirement for data recovery is 75 percent of all data possible from each sampling quarter for automated and manual methods.  Minimum recovery for the meteorological parameters of wind speed and wind direction is 80 percent from each sampling quarter.

...

Crookston’s H2S Monitoring Summary for the period of May 27, 1999, through September 30, 1999, reported that Monitor C1 collected a total of 4,119 out of 6,336 possible values (65 percent) and Monitor C3 collected a total of 3,942 out of 6,336 possible values (62 percent).  Monitors C1 and C3 failed to meet the minimum data recovery requirement.

Moorhead

1)             7009.0080 STATE AMBIENT AIR QUALITY STANDARDS.

The following table contains the state ambient air quality standards.

Pollutant/ Air Contaminant	Primary Standard	Secondary Standard	Remarks

Hydrogen Sulfide	0.05 ppm by volume (70.0 micrograms per cubic meter)		1/2 hour average not to be exceeded over 2 times per year

	0.03 ppm by volume (42.0 micrograms per cubic meter)		1/2 hour average not to be exceeded over 2 times in any 5 consecutive days

The Regulated Party collected H2S data, at Moorhead, from May 27, 1999, through September 30, 1999.   The following tables summarize the readings above the standard documented during the monitoring period.

1999 MOORHEAD READINGS ABOVE 0.03 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
5/28/99-6/1/99	7	32 ppb
6/1/99-6/5/99	10	36 ppb
6/6/99-6/10/99	20	37 ppb
6/25/99-6/29/99	1	39 ppb
7/5/99-7/9/99	4	37 ppb
7/10/99-7/14/99	1	32 ppb
9/9/99-9/13/99	9	36 ppb
9/14/99-9/18/99	11	40 ppb

1999 MOORHEAD READINGS ABOVE 0.05 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
5/31/99	1	90 ppb
6/6/99	8	78 ppb
6/7/99-6/9/99	4	61 ppb
9/12/99	14	90 ppb
9/15/99	2	61 ppb
9/18/99-9/20/99	37	89 ppb

The Regulated Party collected H2S data from April 2000, through October 2000.  The following tables summarize the readings above the standard documented during the monitoring period:

2000 MOORHEAD READINGS ABOVE 0.03 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
5/10/00 – 5/15/00	51	43.8
5/17/00 – 5/22/00	32	49.5
5/22/00 – 5/27/00	25	47.6
5/30/00 – 6/4/00	9	42
6/10/00 – 6/15/00	29	49.3
6/18/00 – 6/23/00	64	49.3
6/27/00 – 7/2/00	82	48.8
7/2/00 – 7/7/00	138	49.9
7/9/00 – 7/14/00	40	50
7/20/00 – 7/25/00	26	50
8/12/00 – 8/17/00	7	48
8/22/00 – 8/27/00	6	34.8
9/7/00 – 9/12/00	3	36.3
9/12/00 – 9/17/00	5	40
9/24/00 – 9/29/00	8	33
10/16/00 – 10/21/00	5	37.8
10/21/00 – 10/26/00	2	38.5

2000 MOORHEAD READINGS ABOVE 0.05 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
8/23/00 – 8/26/00	35	90
9/4/00 – 9/21/00	261	88.9
9/24/00	1	51
9/27/00 – 10/2/00	190	90
10/5/00	2	90
10/10/00 – 10/11/00	15	90
10/12/00	2	90
10/17/00 – 1023/00	56	87.7

The Regulated Party collected H2S data from April 2001, through October 2001.  The following tables summarize the readings above the standard documented during the monitoring period:

2001 MOORHEAD READINGS ABOVE 0.03 PPM STANDARD

DATES	# of Exceedances	AVERAGE
4/30/01 – 5/5/01	16	39.8
5/8/01 – 5/13/01	2	33
5/30/01 – 6/4/01	7	34
6/4/01 – 6/9/01	22	39
6/27/01 – 7/2/01	2	46
9/14/01 – 9/19/01	42	38.5
9/20/01 – 9/25/01	17	36.8
9/25/01 – 9/30/01	1	33
10/6/01 – 10/11/01	10	37.8

2001 MOORHEAD READINGS ABOVE 0.05 PPM STANDARD

DATES	# of Exceedances	AVERAGE
5/5/01	10	71.1
6/4/01	2	52
9/1/01 – 9/7/01	180	89.9
9/9/01 – 9/10/01	31	90
9/11/01 – 9/23/01	227	86.3
9/24/01	2	90
9/25/01 – 9/30/01	61	89.7
10/2/01	8	86.3
10/9/01 – 10/10/01	8	90
10/11/01	7	90
10/17/01	3	80

During the period of May 27, 1999, through September 30, 1999, Moorhead recorded exceedence events which demonstrated sixty two (62) violations of Minn. R. 7009.0080.

During the period of May 27, 1999, through September 30, 1999, Moorhead recorded exceedence events which demonstrated sixty six (66) violations of Minn. R. 7009.0080.

During the period of April 2000 through October 2000, Moorhead recorded exceedence events which demonstrated five hundred and thirty-two (532) exceedences of the 0.03 ppm standard contained in Minn. R. 7009.0080.

During the period of April 2000 through October 2000, Moorhead recorded exceedence events which demonstrated five hundred and sixty-two (562) exceedences of the 0.05 ppm standard contained in Minn. R. 7009.0080.

During the period of April 2001 through October 2001, Moorhead recorded exceedence events which demonstrated one hundred and nineteen (119) exceedences of the 0.03 ppm standard contained in Minn. R. 7009.0080.

During the period of April 2001 through October 2001, Moorhead recorded exceedence events which demonstrated five hundred and thirty nine (539) exceedences of the 0.05 ppm standard contained in Minn. R. 7009.0080.

2)             Exhibit M – Ambient Air Monitoring Procedures for Determination of Compliance.

...

Part 6. Data Submittal

...

C)            Data Validation

The requirement for data recovery is 75 percent of all data possible from each sampling quarter for automated and manual methods.  Minimum recovery for the meteorological parameters of wind speed and wind direction is 80 percent from each sampling quarter.

...

Moorhead’s H2S Monitoring Summary for the period of May 27, 1999, through September 30, 1999, reported that Monitor C1 collected a total of 3,224 out of 6,336 possible values (51 percent); Monitor C2 collected a total of 4,335 out of 6,336 possible values (68 percent); and Monitor C3 collected a total of 2,652 out of 6,336 possible values (42 percent).  Monitors C1, C2 and C3 failed to meet the minimum data recovery requirement.

3)             Minn. R. 7011.0610 STANDARDS OF PERFORMANCE FOR FOSSIL-FUEL-BURNING DIRECT HEATING EQUIPMENT.

Subpart 1. Particulate limitations.  Particulate limitations:

A. No owner or operator of any direct heating equipment shall cause to be discharged into the atmosphere from the direct heating equipment any gases which:

(1) contain particulate matter in excess of the limits allowed by parts 7011.0700 to 7011.0735; or

...

Air Emission Permit No. 0270000-004

Subject Item: EU 004 Vertical Lime Kiln

Emission and Operational Limits:

Particulate Matter < 10 Micron:  less than or equal to 5.0 lbs/hour during normal operation.

Total Particulate Matter:  less than or equal to 5.0 lbs/hour during normal operation.

Total Particulate Matter:  less then or equal to 0.3 grains/dry standard cubic foot of exhaust gas unless required to further reduce emissions to comply with the less stringent limit of either Minn. R. 7011.0730 or Minn. R. 7011.0735.

On September 30, 1999, the Regulated Party conducted performance testing on the Lime Kiln during normal operation.  On October 14, 1999, the MPCA received the test report for the September 30, 1999, performance tests.  The test report demonstrated the following Lime Kiln emissions: PM of 9.6 lb/hr (92 percent over); PM10 of 9.9 lb/hr (98 percent over); and PM grain loading of 0.53 gr/dscf (76 percent over).  The Regulated Party’s Lime Kiln failed to demonstrate compliance with the applicable PM, PM10 and PM grain loading limits.

East Grand Forks

1)             7009.0080 STATE AMBIENT AIR QUALITY STANDARDS.

The following table contains the state ambient air quality standards.

Pollutant/ Air Contaminant	Primary Standard	Secondary Standard	Remarks

Hydrogen Sulfide	0.05 ppm by volume (70.0 micrograms per cubic meter)		1/2 hour average not to be exceeded over 2 times per year

	0.03 ppm by volume (42.0 micrograms per cubic meter)		1/2 hour average not to be exceeded over 2 times in any 5 consecutive days

The Regulated Party collected H2S data from June 12, 2000, through October 31, 2000.  The following tables summarize the readings above the standard documented during the monitoring period:

2000 E. GRAND FORKS READINGS ABOVE 0.03 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
4/24/00 – 4/29/00	168	50
4/29/00 – 5/4/00	38	43.2
5/15/00 – 5/20/00	1	40.5
5/26/00 – 5/31/00	34	42.5
6/3/00 – 6/8/00	18	42.6
6/13/00 – 6/18/00	2	40.5
6/19/00 – 6/24/00	29	45.3
6/24/00 – 6/29/00	8	41.2
6/29/00 – 7/4/00	57	46.2
7/4/00 – 7/9/00	56	45.7
7/9/00 – 7/14/00	31	47.9
7/15/00 – 7/20/00	61	44.9
7/29/00 8/3/00	24	40.3
8/3/00 – 8/8/00	5	41
8/10/00 – 8/15/00	9	35.4
8/16/00 – 8/21/00	25	38.8
8/21/00 – 8/26/00	14	35.9
8/26/00 – 8/31/00	6	41.3
9/2/00 – 9/7/00	1	44
9/7/00 – 9/12/00	18	41.3
9/12/00 – 9/17/00	6	36.8
9/19/00 – 9/24/00	8	44.2
9/25/00 – 9/30/00	32	38.8
9/30/00 – 10/5/00	1	46
10/16/00 – 10/21/00	3	34
10/22/00 – 10/27/00	18	39.4
10/29/00 – 10/31/00	57	39.5

2000 E. GRAND FORKS READINGS ABOVE 0.05 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
8/10/00	1	51
8/14/00	3	90
8/16/00 – 8/17/00	12	78
8/19/00 – 8/21/00	13	60.4
8/22/00 – 8/30/00	300	87.5
8/31/00 – 9/13/00	308	87.4
9/15/00 – 9/19/00	121	89.2
9/21/00	29	88.8
9/23/00 – 9/25/00	38	78.4
9/27/00 – 9/29/00	20	63.5
9/30/00 – 10/1/00	21	74.8
10/23/00	1	90
10/25/00	6	78
10/29/00	2	66
10/30/00 – 10/31/00	19	70.6

The Regulated Party collected H2S data from April 2001 through October 2001.  The following tables summarize the readings above the standard documented during the monitoring period:

2001 E. GRAND FORKS READINGS ABOVE 0.03 PPM STANDARD

DATES	# of Readings Above Standard	AVERAGE
4/24/01 – 4/29/01	34	38.3
4/30/01 – 5/5/01	20	39.3
5/6/01 – 5/11/01	7	39
5/11/01 – 5/16/01	24	37.7
5/16/01 –5/21/01	32	40.6
5/26/01 – 5/31/01	17	37
5/31/01 – 6/5/01	11	43.4
6/6/01 – 6/11/01	45	39.5
6/11/01 – 6/16/01	21	40.8
6/17/01 – 6/22/ 01	20	38.6
6/22/01 – 6/27/01	48	41.6
6/27/01 – 7/2/01	31	39.3
7/3/01 – 7/8/01	14	38.3
7/8/01 – 7/13/01	3	45.3
7/14/01 – 7/19/01	26	36.7
7/19/01 – 7/24/01	1	35
7/26/01 – 7/31/01	10	37.7
8/7/01 – 8/12/01	21	41.9
8/13/01 – 8/18/01	16	38.9
8/25/01 – 8/30/01	20	35.9
8/31/01 – 9/5/01	42	37.4
9/5/01 – 9/10/01	12	34.1
9/10/01 – 9/15/01	7	38.6
9/15/01 – 9/20/01	15	40.6
9/20/01 – 9/25/01	5	38.8
9/26/01 – 10/ 1/ 01	36	42.7
10/3/01 – 10/8/01	28	41.2
10/8/01 – 10/13/01	9	35.3

2001 E. GRAND FORKS EXCEEDANCES OF 0.05 PPM STANDARD

DATES	# of Exceedances	AVERAGE
4/27/01 – 4/28/01	31	74.3
4/30/01 – 5/2/01	50	83.4
5/4/01 – 5/9/01	209	89.3
5/11/01 – 5/21/01	229	83.1
5/27/01	3	66.6
5/30/01 – 5/31/01	45	74.7
6/3/01 – 6/12/01	144	74.3
6/15/01 – 6/20/01	44	73
6/21/01 – 6/26/01	98	75.8
6/28/01 – 6/29/01	12	72.8
7/2/01	2	70
7/3/01	2	60
7/14/01	3	80.3
7/16/01	1	90
7/17/01	7	74
7/22/01	1	90
7/26/01	6	62.8
8/7/01 – 8/8/01	5	57.4
8/10/01	3	51.6
9/1/01	18	85.8
9/3/01 – 9/5/01	30	67.8
9/10/01 – 9/11/01	26	87.8
9/14/01 – 9/17/01	103	86.7
9/18/01 – 9/22/01	138	89.8
9/24/01 – 9/29/01	193	79.8
9/30/01 – 10/1/01	9	55
10/3/01	3	71.3
10/6/01 – 10/7/01	3	54.6

During the period of June 12, 2000, through October 31, 2000, East Grand Forks recorded exceedence events which demonstrated seven hundred and thirty (730) exceedences of the 0.03 ppm standard contained in Minn. R. 7009.0080.

During the period of June 12, 2000, through October 31, 2000, East Grand Forks recorded exceedence events which demonstrated eight hundred and ninety-four (894) exceedences of the 0.05 ppm standard contained in Minn. R. 7009.0080.

During the period of April 2001 through October 2001, East Grand Forks recorded exceedence events which demonstrated five hundred and seventy-five (575) exceedences of the 0.03 ppm standard contained in Minn. R. 7009.0080.

During the period of April 2001 through October 2001, East Grand Forks recorded exceedence events which demonstrated one thousand four hundred and eighteen (1,418) exceedences of the 0.05 ppm standard contained in Minn. R. 7009.0080.

2)             Air Emission Permit No. 11900002-001

Visible Emissions Monitoring:  the Permittee shall perform a visible emission check on each stack/vent listed above under Associated Items once each day while its associated emission unit is in operation (during daylight hours).  A visible emission check shall consist of viewing the exhaust gas exiting the stack and recording whether visible emissions are present or not.

Visible Emissions Recordkeeping:  record the time and date of each visible emission inspection, and whether or not any visible emissions were observed.  If visible emissions were observed, also record a brief description of the type of corrective actions taken, and the time and date the actions were taken.

East Grand Forks’ 4th quarter 2000 EER/DRF demonstrates that visible emission checks were missed throughout the quarter.  The following table summarizes the missed visible emission checks:

Emission Unit	PCE	Parameter	Total Readings	Missed Readings	% Missed Readings
Remelt Conveyor Dust Control System	Baghouse	Visible	78	60	43%
Pulp Pellet Loadout	Baghouse	Visible	122	31	20%
Weibull Bin #1 Dust Control System	Baghouse	Visible	138	22	14%
Weibull Bin #2 Dust Control System	Baghouse	Visible	138	22	14%
Conveying Dust System	Baghouse	Visible	138	22	14%
8A Screening Tower Central Vacuum	Baghouse	Visible	138	22	14%
Weibull Bin #3 Dust Control System	Baghouse	Visible	138	22	14%
Weibull Bin #3 Central Vacuum	Baghouse	Visible	138	22	14%
Sugar Bagger Dust Control System	Baghouse	Visible	138	22	14%
Screening Tower Dust Control System	Baghouse	Visible	138	22	14%

The Regulated Party failed to perform all of the visible emissions checks as required by the EGF Permit.

Part 8.                                                           CIVIL PENALTY.  The Regulated Party agrees to pay one hundred and seventeen thousand dollars ($117,000) to the MPCA as a civil penalty for the violations alleged in Part 7 within 30 days after the effective date of this Agreement.  Payment of the penalty amount of one hundred and seventeen thousand dollars ($117,000) is to be by check or money order payable to the Minnesota Pollution Control Agency.  The check should be mailed to:  Enforcement Penalty Coordinator, Metro District, Minnesota Pollution Control Agency, 520 Lafayette Road, St. Paul, Minnesota 55155-4194.

If the Regulated Party fails to make timely payment, the MPCA may assess and the Regulated Party agrees to pay a late payment charge, in addition to the civil penalty, to be assessed as follows.  Forty-five (45) days after the effective date of this Agreement, the Regulated Party shall be obligated to pay a late charge in an amount equal to ten percent (10%) of the unpaid civil penalty.  Sixty (60) days after the effective date of this Agreement, the Regulated Party shall be obligated to pay an additional late charge in an amount equal to twenty percent (20%) of the unpaid civil penalty.

Part 9.                                                           REGULATED PARTY REQUIREMENTS.  The Regulated Party agrees to the following requirement:

a.                                       The Regulated Party shall implement the Hydrogen Sulfide Monitoring and Corrective Action Plan and schedule attached as Exhibit A to bring its Crookston, Moorhead and East Grand Forks facilities into compliance with the hydrogen sulfide standards.  Exhibit A is hereby incorporated into and made an enforceable part of this Agreement.

Part 10.                                                    PENALTIES FOR VIOLATIONS OF THIS AGREEMENT.

a.                                       If the Regulated Party fails to comply with the deadlines contained in Parts 5.1.2 and 5.2.4, of the Plan (Exhibit A) required by Part 9. of this Agreement, the Regulated Party shall pay to the MPCA a penalty in the amount of five hundred dollars ($500) per requirement for each day of failure.  If the Regulated Party fails to comply with the deadlines contained in Parts 5.2.2, 5.2.3 and 5.3.1, of the Plan (Exhibit A) required by Part 9. of this Agreement, the Regulated Party shall pay to the MPCA a penalty in the amount of seven hundred and fifty dollars ($750) per requirement for each day of failure.  If the Regulated Party fails to comply with the deadlines contained in Parts 5.2.1 and 5.3.2, of the Plan (Exhibit A) required by Part 9 of this Agreement, the Regulated Party shall pay to the MPCA a penalty in the amount of one thousand dollars ($1,000) per requirement for each day of failure.

Failure to comply with any other part of this Agreement or of Exhibit A, including Attachment #1 shall be referred for routine enforcement action by the MPCA.

b.                                      Penalties for failure to comply with requirements of Part 9 of this Agreement shall accrue from the date the requirement was to have been fulfilled until the Regulated Party fulfills the requirement.  Penalties shall not accrue while the MPCA considers a timely extension request under Part 15 or during dispute resolution under Part 13, unless the MPCA determines that the Regulated Party filed the request or initiated dispute resolution solely for purposes of delay.  If the Regulated Party does not pursue dispute resolution under Part 13 for denial of a timely extension request, penalties shall accrue from the date the Regulated Party receives the MPCA’s notice that the extension request is denied.  If the Regulated Party pursues dispute resolution for denial of an extension request and does not file a timely challenge in a court of competent jurisdiction as provided by Part 13, penalties shall accrue from the date the Regulated Party receives notice of a Commissioner’s dispute resolution decision against the Regulated Party until the requirement that is the subject of the extension request is fulfilled.

c.                                       The Regulated Party shall pay a penalty under this Part within 30 days after receiving written notice from the MPCA that the penalty is due.  The written notice shall specify the provision of the Agreement that the Regulated Party has not fulfilled and indicate the date penalties began to accrue.  If the Regulated Party fails to make timely payment, the MPCA may assess and the Regulated Party agrees to pay a late payment charge, in addition to the stipulated penalty, to be assessed as follows.  Forty-five (45) days after receipt of written notice, the Regulated Party shall be obligated to pay a late charge in an amount equal to ten percent (10%) of the unpaid stipulated penalty.  Sixty (60) days after receipt of written notice, the Regulated Party shall be obligated to pay an additional late charge in an amount equal to twenty percent (20%) of the unpaid stipulated penalty.

d.                                      In dispute resolution before the Commissioner under Part 13, the Regulated Party can contest the factual basis for the MPCA’s determination that the Regulated Party has not fulfilled a requirement of this Agreement covered by this Part.  However, the Regulated Party waives its right to challenge, on legal grounds, the requirement that it pay penalties under this Part.

e.                                       The Regulated Party shall not be liable for payment of penalties for failure to comply with requirements of Part 9 of this Agreement covered by this Part if it has submitted to the MPCA a timely request for an extension of schedule under Part 15 and the request has been granted.  The MPCA’s grant of an extension of schedule waives the payment of penalties covered by this Part only on the requirements for which an extension of schedule is granted and only for the time period specified by the MPCA in the grant of an extension.  An extension of schedule for one requirement of Part 9 does not extend the schedule for any other requirement of Part 9.

f.                                         Any requirement of this Agreement may be enforced as provided in Minn. Stat. § 115.071 (1998).  Payment of a stipulated penalty does not relieve the Regulated Party from its obligation to fulfill and complete requirements under the Agreement and to otherwise comply with the terms and conditions of the Agreement.

Part 11.                                                  COVENANT NOT TO SUE AND RESERVATION OF REMEDIES. So long as the Regulated Party performs according to and has complied with the terms, covenants, and agreements contained in this Agreement, the MPCA agrees not to exercise any administrative, legal or equitable remedies available to the MPCA with respect to the Regulated Party to address the violations alleged and described in Part 7, in the Notices of Violation dated October 11, 1999 and April 5, 2001, or any other violations of air quality statutes, rules, permits, or plans related to hydrogen sulfide which the MPCA could have pleaded in a civil action based on written information in the possession of the MPCA at the time this Agreement becomes effective. In addition, for so long as the Regulated Party is in compliance with the provisions of Part 5.0 of the Hydrogen Sulfide Monitoring and Corrective Action plan and schedule attached as Exhibit A, the MPCA agrees not to exercise any administrative, legal or equitable remedies available to the MPCA to address future violations of the state ambient air quality standards for hydrogen sulfide set forth in Minn. Rule 7009.0080, until after the requirements of Part 5.0 of Exhibit A are complete. The MPCA reserves the right to enforce this Agreement or take any action authorized by law, if the Regulated Party fails to comply with the terms and conditions of this Agreement. Further, the MPCA reserves the right to seek to enjoin violations of this

Agreement and to exercise its emergency powers pursuant to Minn. Stat. § 116.11 (1998) in the event conditions or the Regulated Party’s conduct warrant such action.  Nothing in this Agreement shall prevent the MPCA from exercising these rights nor shall anything in this Agreement constitute a waiver of these rights.

The Regulated Party agrees to waive all claims it may now have, as of the effective date of this Agreement, under Minn. Stat. § 15.472 for fees and expenses arising out of matters leading up to and addressed in this Agreement.

Part 12.                                                   REPEAT VIOLATIONS. Federal and state environmental programs establish harsher penalties for violations of environmental laws or rules that constitute repeat violations.  In a proceeding by the MPCA to resolve alleged violations by the Regulated Party, if any, occurring after the date of the alleged violations set out in Part 7 of this Agreement, the Regulated Party may argue about the extent to which the violations alleged in Part 7 of this Agreement should affect the penalty amount for the later violations, but waives the right: (1) to contend that the violations alleged in Part 7 of this Agreement did not occur as alleged and (2) to require the MPCA to prove the violations alleged in Part 7 of this Agreement.

Part 13.                                                   RESOLUTION OF DISPUTES. The parties to this Agreement shall resolve disputes that arise as to any part of the Agreement as follows:

a.                                       Either party, acting through its case contact, may initiate dispute resolution by providing to the case contact of the other party an initial written statement setting forth the matter in dispute, the position of the party, and the information the party is relying upon to support its position. The other party, acting through its case contact, shall provide a written statement of its position and supporting information to the case contact of the initiating party within fourteen (14) calendar days after receipt of the initial written statement.

b.                                      If the parties, acting through their case contacts, do not reach a resolution of the dispute and reduce such resolution to writing in a form agreed upon by the parties within twenty-one (21) calendar days after the initiating party receives the statement of position from the responding party, the Commissioner shall issue a written decision resolving the dispute. The written decision may address stipulated penalties assessed pursuant to Part 10. The Commissioner’s decision shall be considered a final decision of the MPCA for purposes of judicial review.

c.                                       The Commissioner’s decision shall become an integral and enforceable part of this Agreement unless the Regulated Party timely challenges the decision in a court of competent jurisdiction. Failure to timely challenge means the Regulated Party agrees to comply with the MPCA Commissioner’s decision on the matter in dispute and to pay any penalties that accrue pursuant to Part 10 for failure to fulfill requirements of this Agreement that are the subject of the dispute resolution. Further, if the Commissioner’s decision assesses penalties pursuant to Part 10 of this Agreement, the Regulated Party agrees to and shall pay the amount of penalty determined by the Commissioner within 60 days after receiving the Commissioner’s decision.

d.                                      Throughout any dispute resolution, the Regulated Party shall comply with all portions of the Agreement that the MPCA determines are not in dispute.

Part 14.                                                    VENUE. Actions brought by the MPCA to enforce requirements and terms of this Agreement shall be venued in Ramsey County District Court.

Part 15.                                                    EXTENSION OF SCHEDULES. If the Regulated Party wants an extension of a deadline included in a schedule set out in Part 9, the Regulated Party must request the extension in writing at least 10 days before the scheduled deadline, or as soon as possible before that date if the reason for the extension request arises less than 10 days before the deadline. Each deadline extension request shall separately specify the reason why the extension is needed. No requested extension shall be effective until approved in writing by the MPCA, acting through the MPCA Case Contact or the Commissioner. The MPCA shall grant an extension only for the period of time the MPCA determines is reasonable under the circumstances. The written approval or grant of an extension request shall be considered an enforceable part of the Agreement.

The Regulated Party has the burden of demonstrating to the satisfaction of the MPCA that the request for the extension is timely, and that good cause exists for granting the extension. Good cause can include, but is not limited to, the following:

a.                                       circumstances beyond the reasonable control of the Regulated Party; and

b.                                      delays caused by the MPCA in reviewing timely submittals required by this Agreement, that were submitted in complete and approvable form, which make it not feasible for the Regulated Party to meet the required schedules.

Good cause does not include unanticipated costs, increases in the cost of control equipment, or delays in MPCA review of submittals when the submittals are not in complete and approvable form.

Under Part 13, the Regulated Party may challenge a decision by the MPCA to deny a request for an extension.

Part 16.                                                    CASE CONTACT. The MPCA and the Regulated Party shall each designate a Case Contact for the purpose of overseeing the implementation of this Agreement. The MPCA Case Contact is Cary Hernandez. The Regulated Party’s Case Contact is Joel Smith. Either party may change its designated Case Contact by notifying the other party in writing, within 5 days of the change. To the extent possible, communications between the Regulated Party and the MPCA concerning the terms and conditions of this Agreement shall be directed through the Case Contacts. The address and telephone number of the MPCA’s Case Contact is: 714 Lake Avenue, Detroit Lakes, Minnesota 56501. (218) 846-0746.

Part 17.                                                    REGULATED PARTY INFORMATION. The Regulated Party shall not knowingly make any false statement, representation or certification in any record, report, plan or other document filed or required to be submitted to the MPCA under this Agreement. The Regulated Party shall immediately upon discovery report to the MPCA any errors in such record, report, plan or other document.

Part 18.                                                    REVIEW OF SUBMITTALS. The MPCA, acting through its Commissioner, Case Contact, or other designated MPCA staff, shall review all submittals made by the Regulated Party as required by this Agreement and shall notify the Regulated Party in writing of the approval or disapproval of each submittal. The MPCA and the Regulated Party shall consult with each other upon the request of either party during the review of submittals or modifications.

If any submittal is disapproved in whole or in part, the MPCA Commissioner or designated MPCA staff shall notify the Regulated Party of the specific inadequacies and shall indicate the necessary amendments or reviews. Within 15 calendar days after receipt of any notice of disapproval, the Regulated Party shall submit revisions and take actions to correct the inadequacies.

Part 19.                                                    ACCESS. During the term of this Agreement, the Regulated Party agrees to provide the MPCA and its staff access to the Regulated Party’s Facilities and its records and documents related to the implementation of this Agreement to the extent provided under Minn. Stat. § 116.091 (1998) or other law, conditioned only upon the presentation of credentials.

Part 20.                                                    SAMPLING AND DATA AVAILABILITY. The Regulated Party shall make available to the MPCA the results of any sampling, tests, or other data generated by the Regulated Party, or on its behalf, to implement the requirements of this Agreement. Nothing in this paragraph is intended to waive or alter any protection afforded by statute to data that qualifies for an exception to public disclosure.

Part 21.                                                    RETENTION OF RECORDS. The Regulated Party shall retain in its possession all records and documents related to this Agreement. The Regulated Party shall preserve these records, documents, reports and data for three years after the termination of this Agreement despite any document retention policy of the Regulated Party to the contrary, and shall promptly make all such documentation available for review upon request by the MPCA.

Part 22.                                                    APPLICABLE LAWS AND PERMITS. All actions required to be taken pursuant to this Agreement shall be undertaken in accordance with the requirements of all applicable state and federal laws and regulations. Except when the MPCA has specified and authorized a different compliance method in Part 9, the Regulated Party must also comply with all applicable permits, orders, stipulation agreements and schedules of compliance. Nothing in this Agreement exempts or relieves the Regulated Party of its obligation to comply with local governmental requirements.

Part 23.                                                    OTHER CLAIMS. Nothing herein shall release any claims, causes of action or demands in law or equity against any person, firm, partnership or corporation not a signatory to this Agreement for any liability it may have arising out of or relating to the release of any pollutant or contaminant from its operations or from a facility. Neither the Regulated Party nor the MPCA shall be held as a party to any contract entered into by the other party to implement the requirements of this Agreement.

Part 24.                                                    HOLD HARMLESS AGREEMENT. The Regulated Party agrees to indemnify, save and hold the MPCA, its agents and employees harmless from any and all claims or causes of action arising from or on account of acts or omissions of the Regulated Party, its officers, employees, agents, or contractors in implementing the activities conducted pursuant to this Agreement; provided, however, that the Regulated Party shall not indemnify the MPCA or save or hold its employees and agents harmless from any claims or causes of action arising out of the acts or omissions of the MPCA, or its employees and agents. When the Regulated Party is required to hold the MPCA harmless, the Regulated Party shall be given notice by the MPCA of any claim or cause of action subject to this Part and have the right to participate in the defense against any claim or cause of action, and no settlement shall be effective against the Regulated Party unless the Regulated Party agrees to the settlement.

Part 25.                                                    SUCCESSORS. This Agreement shall be binding upon the Regulated Party and its successors and assigns and upon the MPCA, its successors and assigns. If the Regulated Party sells or otherwise conveys or assigns any of its right, title or interest in the Facility, the conveyance shall not release the Regulated Party from any obligation imposed by this Agreement, unless the party to whom the right, title or interest has been transferred or assigned agrees in writing to fulfill the obligations of this Agreement and the MPCA approves the transfer or assignment.

Part 26.                                                    AMENDMENTS. Except with respect to extensions of schedules granted under Part 15 and approved submittals under Part 18, this Agreement may be amended only by written agreement between the parties.

Part 27.                                                    EFFECTIVE DATE. This Agreement shall be effective on the date it is signed by the MPCA.

Part 28.                                                    TERMINATION. The provisions of this Agreement shall be deemed satisfied and terminated when the Regulated Party receives written notice from the MPCA that the Regulated Party has demonstrated, to the satisfaction of the MPCA, that all terms of the Agreement have been completed.

Part 29.                                                    SURVIVAL. The provisions of Parts 2, 11, 12, 17, 20, 21, 22, 23, 24, 25 and 29 of this Agreement; the provisions of Exhibit A to the Agreement (except Part 5.0 of that exhibit); and the rights, duties and obligations of the MPCA and the Regulated Party created in those provisions shall survive termination of this Agreement.

BY THEIR SIGNATURES BELOW, THE UNDERSIGNED REPRESENT THAT
THEY HAVE AUTHORITY TO BIND THE PARTIES THEY REPRESENT, AND
THEIR AGENTS, CONTRACTORS, AND SUBSIDIARIES

AMERICAN CRYSTAL SUGAR COMPANY		STATE OF MINNESOTA POLLUTION CONTROL AGENCY

		By:	/s/ Gordon E. Wegwart, Asst. Comm.
By:	/s/ David A. Walden		for James Warner, Director
	David A. Walden		Majors and Remediation Division
Vice President of Operations American Crystal Sugar Company

Date:	8/5/03	Date:	8/5/03

Hydrogen Sulfide Monitoring and Corrective Action Plan

American Crystal Sugar Company

Moorhead, Crookston, and East Grand
Forks Sugar Beet Processing Plants

April 23, 2003

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Table of Contents

1.0	Background
	1.1	Facility Description
	1.2	History of Hydrogen Sulfide Monitoring and Control Measures
2.0	Monitoring Plan
	2.1	Monitoring Background
	2.2	Monitoring Network
	2.3	Monitoring Locations
		2.3.1	Crookston Facility
		2.3.2	Moorhead Facility
		2.3.3	East Grand Forks Facility
3.0	Monitoring Methodology
	3.1	Monitoring Equipment
	3.2	Monitoring Schedule
	3.3	Routine Monitoring
		3.3.1	Standard Operating Procedures
	3.4	Calibration and Reference Standards
	3.5	Audits
	3.6	Quality Control
		3.6.1	Field Monitor Accuracy Evaluation (Gas Challenges)
4.0	Data Reporting
	4.1	Recording and Validating Data
		4.1.1	Data Collection
		4.1.2	Data Recording
	4.2	Data Review and Validation
		4.2.1	Data Zeroing
		4.2.2	Substitute Meteorological Data
		4.2.3	Data Not Applicable to ACS
	4.3	Reporting
		4.3.1	Reporting Format
5.0	Corrective Action Plan
	5.1	Crookston H2S Plan
	5.2	Moorhead H2S Plan
	5.3	East Grand Forks H2S Plan
6.0	Amendments

Appendices

Appendix A Crookston Facility Monitor Site Locations
Appendix B Moorhead Facility Monitor Site Locations
Appendix C East Grand Forks Facility Monitor Site

Attachments

Attachment #1 Standard Operating Procedures

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Introduction

This plan is has been adopted pursuant to the Stipulation Agreement entered into in 2003 by the Minnesota Pollution Control Agency (MPCA) and American Crystal Sugar Company (ACS). It sets forth the general procedures and methods by which ACS will monitor concentrations of hydrogen sulfide in the ambient air at the boundaries of its facilities and describes corrective actions which ACS will undertake to control emissions of hydrogen sulfide from its wastewater ponds. This plan supersedes all previous plans and existing permit conditions relating to the monitoring or control of hydrogen sulfide at ACS facilities.

1.0    Background

ACS Company operates five sugar beet processing plants in the Red River Valley. Three of these facilities are located in Minnesota at Crookston, East Grand Forks and Moorhead.

The principal products of all three facilities are sugar derived from beets, dried pulp and pulp pellets, and beet molasses. Harvested beets are delivered to each facility by truck. Final products (beet sugar, molasses, dried pulp and pellets) are shipped by rail and truck. Processing consists of raw beet receiving and storage, beet processing to produce juice, sugar production, dried pulp and pulp pellet production. During a typical beet processing campaign, the plants will operate 24 hours per day from September until approximately mid-May. Actual operating time varies with crop quality, tons of beets stored and weather conditions.

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1.1          Facility Descriptions

The Crookston facility is located on Highway 75 South, at the intersection of Polk County Road No. 9, and occupies an existing site of approximately 465 acres. Two additional pieces of property, 240 acres south of County Road No. 9 and 159 acres immediately opposite the gravel road bordering the west edge of the main site, are also owned by ACS. A portion of the property south of County Road No. 9 is used for application of excess pond water. The properties west and south of the main site are leased for agricultural purposes. North and west of the site is privately owned agricultural land and also the location of municipal water treatment lagoons. One acre of ACS property is leased to Polk County for storage of road work equipment, and 79 acres of ACS property are presently used for non-agricultural crop land, which is covered with range grass. East of the site are commercial properties occupied by implement dealers.

The Moorhead facility is located at 2500 North 11th Street in Moorhead, Minnesota, and occupies an existing site of approximately 378 acres. On the north side, the Moorhead facility is bordered by privately owned agricultural land, the St. Joseph Cemetery, the Riverside Cemetery, the Moorhead Rod and Gun Club (also used as the Oak Port Town Hall), and ACS Research Center agricultural test plot acreage. The east side of the Moorhead facility is bordered by privately owned agricultural land. The City of Moorhead municipal waste water treatment plant is located to the southeast of the facility. The area south of the Moorhead facility is taken up by the ACS Research Center and a portion of the Moorhead waste water treatment plant. West of the site, across 11th Street, is residential housing.

The East Grand Forks facility is located in an agricultural, residential and commercial area on the east side of the City of East Grand Forks. Specifically, the facility is located on U.S. Highway 2 East, approximately 1/2 mile east of the City of East Grand Forks. Agricultural land borders the facility to the north, west, east and south. The Burlington Northern Railroad is adjacent to the northern property line of the facility, while beyond the railroad to the northwest is commercial property with agricultural fields

2

beyond the commercial property.  The closest private residences lie directly to the west of the facility’s west-central property line.  The property directly east of the facility is used for agricultural purposes.  The Burlington Northern Railroad also exists south of the property.

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1.2          History of Hydrogen Sulfide Monitoring and Control Measures

Each of the three Minnesota plants has a wastewater treatment system to prepare excess water for discharge.  Wastewater comes from the beet flume, from washing the sugar beets, and from the processing of the beets to extract the sugar.  The flume and beet washing operation result in the highest strength waste stream (in terms of Biological Oxygen Demand or BOD) in the wastewater system.  These waste streams are sent to wastewater or mud ponds prior to treatment.  These ponds can become a source of hydrogen sulfide.  Both the Moorhead and East Grand Forks factories have mechanical anaerobic treatment processes to treat these wastes after their discharge to the ponds.  ACS’s Crookston factory, however, relies entirely on a pond system for treatment.

The air quality permits for the three Minnesota facilities require ACS to establish a hydrogen sulfide air monitoring network at each facility, and ACS has conducted such monitoring pursuant to plans approved by the MPCA since 1999.  Since 1999, ACS has also invested significant funds in projects to reduce its hydrogen sulfide emissions.  Expenditures for 1999-2002 are shown in Tables 1-3.

Table 1

Crookston

Project	Finished Date	Cost
Pond Aeration and Dike Upgrading to improve treatment and ensure that ponds are available for storing and treating wastewater. This included cleaning out a mud pond to be used as a treatment pond.	10/30/2000	$1,217,245
Odor neutralizer spray system.	07/30/1999	$48,094
TOTAL		$1,265,339

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Table 2

East Grand Forks

Project	Finished Date	Cost
EGF Aerobic Upgrade to improve efficiency of wastewater treatment and reduce BOD.	09/01/2001	$2,612,090
East Grand Forks Mud Press installed to eliminate sediments going to ponds and to get rid of mud ponds that are a source of H2S.	08/31/2001	$4,261,486
Install an anaerobic clarifier to improve wastewater treatment efficiency. This reduces the amount of high BOD water in the ponds.	10/01/1999	$2,346,373
TOTAL		$9,219,949

Table 3

Moorhead

Project	Finished Date	Cost
Waste water pumps to improve ability to treat and discharge wastewater.	08/31/2001	$181,824
Anaerobic clarifier to improve treatment of high BOD wastewater.	09/01/2000	$2,052,137
Anaerobic upgrade to improve efficiency.	08/31/2000	$154,507
Condenser water treatment system to reduce BOD in this pond.	07/31/2000	$92,432
Pond piping to improve ability to discharge and to keep treated and high BOD wastewater separated thus avoiding excessively large quantities of water that can not be discharged.	08/15/1999	$245,324
Pond odor spray systems	06/01/1999	$80,896
Moorhead straw blower for covering ponds with straw.	06/01/1999	$16,116
Wastewater screen to improve treatment.	08/31/1999	$62,641
TOTAL		$2,885,877

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2.0 Monitoring Plan

ACS will continue to operate and maintain a hydrogen sulfide air monitoring system consisting of a hydrogen sulfide monitoring network at each of its three Minnesota facilities.  However, ACS will revise its current monitoring system so that the revised system conforms to the provisions outlined below.  These provisions are intended to ensure that the monitoring networks will measure concentrations of hydrogen sulfide in the ambient air at the property boundaries of the ACS facilities in Crookston, Moorhead, and East Grand Forks, rather than concentrations of hydrogen sulfide near the wastewater ponds, which are located on facility properties not accessible to the general public.

2.1          Monitoring Plan Background

This plan presents how the monitoring will be conducted and specifies the monitoring procedures that will be used.  The plan addresses monitor siting, quality control procedures, calibrations, audits, data validation, and reporting.

2.2          Monitoring Networks

The monitoring system will consist of six H2S ambient air monitors, three temperature and relative humidity monitors, and three wind speed/wind direction sensors.  A monitoring network of two H2S ambient air monitors and one set of meteorological instruments will be placed at strategic locations at each of the three facilities owned by ACS in Minnesota.

2.3          Monitoring Locations

The two H2S ambient air monitors and one set of meteorological instruments (temperature gage, relative humidity monitor, and wind speed/wind direction sensor) for each facility will be located in strategic unobstructed areas on ACS property near or on

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the property boundaries.  Each of the monitoring sites in this plan, including each weather station site, are indicated more specifically in Appendices A, B, and C and each has already received approval from the MPCA in accordance with the applicable siting criteria for closed path SO2 monitors set forth in 40 CFR 58, Appendix E.2.  These criteria are not directly applicable for hydrogen monitoring but in the absence of specific criteria for hydrogen sulfide monitoring they are reasonable criteria to use.

2.3.1       Crookston Facility

The attached aerial photographs in Appendix A indicate the locations where hydrogen sulfide monitors will be placed at the Crookston facility.  ACS will provide detailed site descriptions by longitude and latitude to the MPCA when the monitors are placed into operation in April 2003.

2.3.2       Moorhead Facility

The attached aerial photographs in Appendix B indicate the locations where hydrogen sulfide monitors will be placed at the Moorhead facility.  ACS will provide detailed site descriptions by longitude and latitude to the MPCA when the monitors are placed into operation in April 2003.

2.3.3       East Grand Forks Facility

The attached aerial photographs in Appendix C indicate the locations where hydrogen sulfide monitors will be placed at the East Grand Forks facility.  ACS will provide detailed site descriptions by longitude and latitude to the MPCA when the monitors are placed into operation in April 2003.

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3.0    Monitoring Methodology

3.1          Monitoring Equipment

Hydrogen sulfide ambient monitoring equipment and supplies will be those which have been approved by the MPCA.  All relevant monitoring equipment information such as vendor brochures, fact sheets, owner manuals, and standard operating procedures (SOPs), will be maintained at a central location by ACS.  All information will be made available to the MPCA upon request and/or during a scheduled audit.

3.2          Monitoring Schedule

Seasonal monitoring will be conducted from April 1 through October 31, depending upon temperature and weather conditions.  Prolonged periods of adverse weather conditions that will compromise the monitoring system will be discussed with MPCA staff to determine whether a delay in network start-up or a premature network shutdown is appropriate.

3.3          Routine Monitoring

3.3.1       Standard Operating Procedures

Routine monitoring shall be done in accordance with standard operating procedures (SOPs), which are attached to this Hydrogen Sulfide Monitoring and Corrective Action Plan as Attachment #1.

3.4  Calibration and Reference Standards

Prior to installation in the field, each hydrogen sulfide monitor will be bench calibrated or validated for field use by the manufacturer.  The manufacturer will be requested to supply ACS with proof of repairs/maintenance and calibration.  An independent laboratory calibration check, following the manufacturer’s recommendations

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for calibration, may be conducted by ACS or its representative to support the manufacturer’s calibration and validation of the H2S monitors.

Meteorological equipment (which will measure wind direction, wind speed, air temperature, and humidity) was calibrated by the manufacturer prior to shipping.

3.5  Audits

An audit is an independent assessment of routine hydrogen sulfide monitoring network performance.  An audit of each monitoring network will be conducted at least once during the April through October time period.  Results of the audit will be recorded by ACS and provided to the MPCA upon request.  Additional site audits will be conducted as needed by ACS upon review of overall network operations and equipment functioning.  All audits will be conducted by ACS employees who do not conduct the routine monitoring procedures or by outside firms that have the ability to perform such audits.

An audit may include the following:

•                  An evaluation of the operation of the hydrogen sulfide monitor itself; including verification of proper air flow and motor operations.

•                  An evaluation of site operator log book entries for documentation of visits, status of equipment, corrective actions taken, or field maintenance of equipment.

•                  An evaluation of the meteorological data collection system.

3.6 Quality Control

Quality control for routine monitoring will be implemented by factory personnel through the use of checklists to be filled out for each site visit to a monitoring station.  A site visit to each monitoring station will be made once per week.  The checklists and SOPs will include control limits and actions to be taken if any of the quality control

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checks are outside normal operating procedures.  The checklists and SOPs will be made available upon request of the MPCA.

3.6.1  Field Monitor Accuracy Evaluations (Gas challenges)

A gas challenge may be used as an additional or alternative method to evaluate the accuracy of hydrogen sulfide monitors in the field.  A gas challenge system will meter a certified calibration gas of the target analyte to the monitor at a known concentration and record the monitor’s response to the gas challenge.  Monitor response will then be documented and accuracy will be evaluated by the difference (or lack of difference) between the calibration gas concentration of the target analyte and the monitor response.  An important parameter to track during a gas challenge will be the amount of water vapor (absolute, or relative humidity) in the gas stream.

Gas challenges to the hydrogen sulfide monitors will be conducted a minimum of three (3) times per year.  The results of the gas challenges will be recorded by ACS and made available to MPCA upon request.  ACS will rely on data reviews, site visit checks, and SOPs to further assess monitor performance and accuracy.  Upon review of this additional information ACS may decide to conduct supplemental gas challenges.

Hydrogen sulfide monitors found to be outside of the accuracy range specified by the manufacturer will be further evaluated and a determination made by ACS as to whether the instrument should be sent back to the manufacturer for repair/maintenance.

Details of the gas challenge methodology will also be provided to MPCA upon request.

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4.0    Data Recording and Reporting

Data recording and reporting for the hydrogen sulfide monitors consists of data collection, data calculations for each one-half hour time period, data validation, formatting, documentation, and reporting to MPCA.

4.1  Recording and Validating Data

4.1.1.  Data Collection

Each hydrogen sulfide air monitoring network will achieve 75 percent data recovery of H2S ambient air data during each monitoring season (i.e., 75 percent of all data possible from the April 1 through October 31 time period will be collected and considered valid).  Each set of meteorological instruments will achieve 80 percent data recovery of wind speed and wind direction data during each monitoring season (i.e., 80 percent of all data possible for the April 1 through October 31 time period will be collected and considered valid).

4.1.2 Data Recording

Hydrogen sulfide and meteorological monitoring will be conducted continuously during the monitoring season.

Each hydrogen sulfide monitor will collect sample measurements at least once every 15 minutes.  These measurements will then be used to calculate the air concentration of hydrogen sulfide ( in ppb).  An electronic data logger will record all measurements

Each set of meteorological instruments will collect meteorological data (wind speed in miles per hour, wind direction in degrees of azimuth, temperature in degrees Fahrenheit, and relative humidity in percent) for each one-half hour time period.  An electronic data logger will record all measurements.

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Electronic data downloading will allow 30-minute averages to be calculated on the hour and half-hour (48 averages per day  in a continuous manner) for both meteorological instruments and hydrogen sulfide monitors.

The hydrogen sulfide and meteorological monitoring systems will record the date and time of system failures and this information will be supplemented with information from the site visits and log book entries.

4.2          Data Review and Validation

Data will be downloaded for general review, and ACS will conduct an initial quality assurance/quality control (QA/QC) evaluation.  This initial QA/QC evaluation will be an investigation of readings to determine if the hydrogen sulfide and meteorological monitoring networks were functioning properly and to identify suspect readings.

Full data validation will be conducted by ACS for each monthly reporting effort.  This full validation is intended to provide a measure of confidence that the data have been collected according to approved methods and that the reported data meet specified quality assurance and quality control limits.

Data validation/invalidation will consist of the following tasks:

•                  Review of data recorded by the monitoring networks (H2S, meteorological).

•                  Review of the site log book entries for those days with one-half hour time periods identified to have suspect data.

•                  Review of phone calls and e-mails with site operators with regard to specific monitor operations.

Based on its review of the available information regarding the operation of the monitoring system, ACS or its representative will validate/invalidate data as appropriate.  Data will be considered to be invalid if data loss occurs due to power outages, instruments being offline, instrument faults, etc.  Invalidated data will be replaced with

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MPCA’s approved data codes to identify the reason for data invalidation for each specific one-half hour time period.  If appropriate, comments will also be provided in the comment column for each one-half hour time period for which data are invalidated.

MPCA staff can request the raw data files from ACS. MPCA staff will notify ACS if they disagree with the invalidation of any data.

4.2.1 Data Zeroing

In accordance with MPCA’s practices and recommendations, data for specific one-half hour time periods when ambient conditions are outside the manufacturer’s specified conditions for proper operation of the hydrogen sulfide monitors will be set to zero and considered to be valid data.  The comment column for each one-half hour time period in which data are set to zero will indicate that the ambient conditions are outside the manufacturer’s specified operating range.

4.2.2 Substitute Meteorological Data

For those one-half hour time periods in which onsite meteorological data are missing or determined to be invalid, ACS may use substitute meteorological data from the nearest airport or another MPCA-approved data source for the specific one-half hour time period(s).  The comment column for each one-half hour time period in which substitute meteorological data are used will indicate that substitute data are being used and the source of the data.

4.2.3  Data Not Applicable to ACS

ACS or its representative will review the hydrogen sulfide air concentration data with respect to wind direction data.  When a valid hydrogen sulfide air concentration is reported for a one-half hour time period that is greater than 30 ppb, but is believed to be from offsite sources, ACS will so note in the comment column for the specific time period that offsite sources are believed to be contributing.  MPCA staff will review the comments and determine if offsite sources were the only contributor to the monitored air

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concentrations.  MPCA staff will notify ACS if they disagree with any of the comments or interpretations with regard to the hydrogen sulfide concentrations identified as coming from other than ACS sources.

4.3          Reporting

Routine reporting will be done monthly and a separate report for each factory will be submitted to the MPCA within 30 days after the end of each month.  The monthly reports will contain, at a minimum, the date, time and 30-minute average H2S concentrations from each of the H2S monitors, and 30-minute averages for wind speed, wind direction, temperature and relative humidity from the meteorological station.

As previously stated in Section 4.1, the reports will use MPCA’s data codes for those one-half hour time periods that have invalidated or missing data, the comment column for specific one-half hour time periods will identify when the H2S air concentration has been set to zero, the comment column will also identify when the H2S air concentration is not applicable to ACS sources, and the comment column will identify when substitute meteorological data are being used.

MPCA staff can request the raw data files for comparison to the reported (edited) data files.

The reports will be submitted via e-mail to Cary Hernandez and Rick Strassman of the MPCA.

4.3.1    Reporting Format

Data will be submitted electronically in Microsoft Excel spreadsheets, depending on the MPCA’s preferred method.

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5.0 CORRECTIVE ACTION PLAN

Following are the ACS plans for additional work for reducing emissions of hydrogen sulfide from its wastewater ponds

5.1 Crookston H2S Plan

5.1.1 Option A

Stage 1:          ACS has identified a biological product to be introduced into the wastewater system at Crookston which will aid in the prevention of hydrogen sulfide emissions.  This product will be applied at 2 different time periods.  The first application was already made between October 28 and November 8, 2002.  The second application will be made immediately after the ice cover comes off of the waste water ponds in the spring of 2003.

Stage 2:          ACS has been vigorously exploring with several different professional consultants methods of preventing hydrogen sulfide emissions at the Crookston facility. Several different treatment processes to be used in addition to the Stage 1 biological treatment are available. Selection of the treatment options has been made and submitted to the Minnesota Pollution Control Agency for approval.

Stage 3:          ACS will complete the selected treatment process at Crookston during the spring and summer of 2003 assuming MPCA approval.

Stage 4: ACS will monitor the effectiveness of the hydrogen sulfide prevention program at Crookston and will modify it as needed to obtain  the highest level of prevention possible.

5.1.2 Option B

If the above measures do not prove effective at Crookston by July 31, 2003, ACS will test ferric chloride as treatment for hydrogen sulfide.  The test will begin as soon as chemicals are available or by September 1, 2003, whichever is sooner.

If treatment by ferric chloride does not prove effective by October 31, 2003, ACS will initiate discussions with the MPCA by November 30, 2003 to consider other appropriate measures for future control.

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5.2 Moorhead H2S Plan

5.2.1    Install wastewater pond cover

Start Date:  Engineering has started as well as preparatory work.

Completion Date:  September 1, 2003.

5.2.2    Add another mud belt press

Start Date:  Engineering has started.

Completion Date:  September 1, 2003.

5.2.3    Evaluate the installation and construction process as well as the effectiveness of the cover to control H2S.

Start Date:  Summer 2003.

Completion Date:  June 15, 2004.

5.2.4    Submit report to MPCA describing results of evaluation of construction process and effectiveness of pond cover system.

Start Date:  Summer 2003.

Completion Date:  June 15, 2004.

5.3           East Grand Forks H2S Plan

5.3.1 Clean ponds including existing mud pond, and install equipment to separate storm water from wastewater.

Start Date:  July 2003.

Completion Date:  September 30, 2003

5.3.2 Installation of wastewater pond cover.

Cover installation will depend upon the results of the evaluation of the pond cover at Moorhead.  If the evaluation of the Moorhead cover shows that the cover is ineffective in reducing hydrogen sulfide or if technical failures occur, ACS will not proceed with installation of the cover at East Grand Forks, but will return to the MPCA for further discussions.

Start Date:  July 2004.

Completion Date:  If the evaluation of the Moorhead cover is positive, September 1, 2004.

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6.0 AMENDMENTS

This plan may be amended by mutual agreement of ACS and MPCA.  However, the standard operating procedures (SOP), which are attached to this plan as Attachment #1, may be amended by ACS at any time without MPCA approval, but ACS will provide a copy of any amended SOP to the MPCA within ten (10) days of the amendment.

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